Report of Independent Accountants

To the Shareholders and Board of Directors of KEELEY Small Cap Value Fund, Inc.

	In planning and performing out audit of the financial statements of the KEELEY Small Cap Value Fund, Inc. (the "Fund") for the year ended September 30, 1998, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

	The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

	Because of inherent limitations in any internal control, errors or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation my deteriorate.

	Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards by the American
Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level of the risk that errors or fraud in amounts that would be material in relation to financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted not matters involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses, as defined above, as of September 30, 1998.

	This report is intended solely for the information and use of management, the Board of Directors of the Fund and the Securities and Exchange Commission.



/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 16, 1998